EXHIBIT 31.2

Certification of Chief Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) or 15d-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Quentin B. Wright, the Interim Chief Financial Officer of Nanometrics Incorporated, certify that:

1. I have reviewed this annual report on Form 10-K/A of Nanometrics Incorporated;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2007	By:	/s/ Quentin B. Wright
	Name:	Quentin B. Wright
	Title:	Interim Chief Financial Officer